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                                                                  EXECUTION COPY

                                AMENDMENT TWO TO
                              EMPLOYMENT AGREEMENT

          This Amendment is hereby entered into by and between The Nasdaq Stock Market, Inc. ("Nasdaq") and Hardwick Simmons ("Simmons") effective as of February 1, 2002.

                              W I T N E S S E T H

          WHEREAS, Nasdaq and Simmons have entered into on December 7, 2000 a certain employment agreement, to be effective as of February 1, 2001 (the "Employment Agreement"), providing for Simmons' employment with Nasdaq; and

          WHEREAS, Nasdaq and Simmons desire to amend the Employment Agreement.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Paragraph 3(a) of the Employment Agreement is hereby amended to add the following new sentence at the end thereof:

          Notwithstanding anything to the contrary contained in the Agreement, twenty percent (20%) of the Incentive Compensation, otherwise due and payable pursuant to this Paragraph 3(a) shall be retained by Nasdaq in accordance with the terms of the Nasdaq Retention Component of the Incentive Compensation Program, as adopted by the Management Compensation Committee of the Nasdaq Board of Directors on January 23, 2002, and as such policy may be amended from time to time.

          2. For the avoidance of doubt, this Amendment shall in no way reduce or otherwise negatively impact the calculation or amount of any pension or retirement benefit due the Simmons pursuant to the Employment Agreement or any employee benefit plan of Nasdaq.

          3. Except as specially set forth above, all other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed February 8, 2002.

                         By: /s/ Hardwick Simmons
                            ----------------------------------------------------
                            Hardwick Simmons

                         THE NASDAQ STOCK MARKET, INC.

                         By: /s/ H.Furlong Baldwin
                            ----------------------------------------------------
                            H. Furlong Baldwin, Chairman of The Nasdaq Stock Market, Inc. Management Compensation Committee